Insmed Analyst & Investor Day
July 19, 2017

Welcome & Opening Remarks
Will Lewis, President and Chief Executive Officer

NTM and the Unmet Medical Need
Dr. Kevin L. Winthrop, M.D., M.P.H.
Professor, School of Public Health, Associate Professor, Departments of Infectious Diseases and Ophthalmology, Oregon Health & Science University

Amikacin Liposome Inhalation Suspension (ALIS) as a Treatment for NTM
Gina Eagle, M.D., Vice President, Clinical Development

ALIS Market Opportunity and Commercialization Approach
Roger Adsett, Chief Commercial Officer

Understanding the NTM Patient Population
Drayton Wise, General Manager - ALIS

Disease Awareness and Patient Experience
Colleen Silk, Senior Director, US Marketing - ALIS

Patient Experience
Rahul Bhatia, Senior Director, Commercial Strategy and Operations

Voice of the Payer, Manufacturing, Future Opportunities and Conclusion
Roger Adsett, Chief Commercial Officer

Break

Non-CF Bronchiectasis and the Unmet Medical Need
Dr. Kevin L. Winthrop, M.D., M.P.H.

INS1007: A Novel DPP1 Inhibitor with Potential in Anti-Inflammatory and Pulmonary Indications
Eugene Sullivan, M.D., Chief Product Strategy Officer

INS1007: Phase 2 Development Program
Paul Streck, M.D., Chief Medical Officer

Financials
Paolo Tombesi, Chief Financial Officer

Closing Remarks
Will Lewis

Question & Answer Session

Insmed Analyst and Investor Day July 19, 2017

Safe Harbor Statement & Disclaimer This presentation contains forward-looking statements that are based on management’s current expectations regarding, among other things, the status, results and timing of our clinical trials and clinical data, the anticipated benefits of our product candidates, and the anticipated timing of regulatory submissions, and our receipt of required regulatory approvals for, and the marketing and commercialization of our product candidates. Actual results could differ materially from those projected in the forward-looking statements due to various risks and uncertainties, many of which are outside of our control. These factors include, without limitation, uncertainties in research and development related to our product candidates ALIS, or Amikacin Liposome Inhalation Suspension, INS1007, an oral reversible inhibitor of dipeptidyl peptidase, and INS1009, an inhaled treprostinil prodrug, including any delay or failure of clinical trials or other studies, the failure of clinical trial or other study results to meet expectations, or any delay in obtaining or failure to obtain approval of our product candidates from the U.S. Food and Drug Administration, European Medicines Agency or other applicable regulators; our ability to successfully commercialize our product candidates if they receive regulatory approval; competitive developments affecting our product candidates; patent disputes and other intellectual property developments relating to our product candidates; our ability to repay existing indebtedness and our need for additional financing; changes in anticipated expenses and estimates of future capital requirements, including milestone payments to AstraZeneca; the impact of litigation, such as the class action securities lawsuit against us and potential intellectual property disputes; and changes in laws and regulations affecting our business. For additional information about these and other risks and uncertainties related to our business, please see our annual report on Form 10-K for the year ended December 31, 2016 and subsequent quarterly reports on Form 10-Q, which were filed with the U.S. Securities and Exchange Commission. Investors are cautioned not to place undue reliance on any forward-looking statements herein, which speak only as of the date of this presentation. We undertake no obligation to update these forward-looking statements except as required by law. The drugs referenced in today’s presentations are investigational. Safety and efficacy have not been established. There is no guarantee that that any of these investigational drugs will be approved by the FDA or any other health authority. 2

Welcome and Opening Remarks Will Lewis President and Chief Executive Officer

The Cornerstones of Insmed’s Success MISSION To improve the lives of patients battling serious rare diseases VALUES Respect Passion Integrity Collaboration Accountability STRATEGY Growth International Additional products Financial responsibility • • • • • • • • • 4

Current Efforts Underway • • CONVERT Phase 3 data – Top line results expected September +/-a month Non-branded disease education efforts for non-tuberculous mycobacteria (NTM) diagnosis and guideline based treatment • INS1007 expected to enter Phase 2 study in 2H 2017 - The Willow Study in Non-CF Bronchiectasis 5

New Information Today • • • Amikacin Liposome Inhalation Suspension (ALIS) CONVERT Phase 3 study status ALIS market opportunity and commercialization approach • • • • • Sizing the addressable market Specifics of US sales force NTM cost burden Local understanding of the patient landscape New life cycle management opportunities in NTM • INS1007 • Willow Study Phase 2 design specifics • New talent 6

NTMLUNGDISEASECAUSEDBY MYCOBACTERIAL AVIUM COMPLEX Unmet Medical Need Kevin L. Winthrop M.D., M.P.H. Associate Professor Divisions of Infectious Diseases, Public Health and Preventive Medicine Oregon Health and Science University

Disclosures Consultant and/or research support: • • • • • • • • Bayer Insmed Raptor FDA NIH PCORI American NTMir Lung Association 8

NTM Lung Disease Caused Complex (MAC) by Mycobacterial Avium • • • • • Epidemiology and disease overview Understanding the disease Identifying Treatment Treatment and treating patients – the guidelines clinical experience challenges and unmet needs 9

What is NTM? • • NTM stands for non-tuberculous mycobacteria Environmental organisms - - - - soils, lakes, rivers municipal water (yes, including your tap at home) ability to form biofilms where water flows (live with amoeba, NTM are able to shield themselves within the airway biofilm cells like the macrophage legionella, other) as well as within certain • There are over 180 species of NTM, but the most common causing species is MAC or Mycobacterium avium complex Most common in US - M. avium complex (MAC), M. kansasii, M. abscessus lung infection-• 10

NTM Lung Disease Overview

- US rate of NTM lung disease increased 1997-2007[1]
- Guidelines for treatment include therapies that have poor efficacy, safety, and adherence (i.e. macrolide, ethambutol, and rifampin)[2]
- Refractory and cavitary patients often require IV aminoglycosides which are known to cause ototoxicity, vestibular toxicity, and nephrotoxicity
- Disease worsens quality of life and these patients have higher mortality

1. Adjemian, J, et.al, AJRCCM, 2012; 185:881-886 2. Griffith, DE, et.al, Am J Resp. & Crit Care Med, 2007;175:367-416 3. Mezochow, A, et.al IDSA, October 2016 Poster

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Prevalence of NTM Lung Disease is Rising Estimated prevalence of NTM lung disease in patients > 65 years in the USA*1 N T M P D 60 50 40 P R E V A L E N C E Increase in the annual estimated prevalence by 8.2% per year1 30 20 10 0 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 Over the last decades, an increase in the prevalence of NTM lung disease has also been observed worldwide2,3 *Based on Medicare records; NTMPD, non-tuberculous mycobacterial pulmonary disease. 1. Adapted from Adjemian J, et al. Am J Respir Crit Care Med 2012; 185:881-6; 2. Kendall BA, Winthrop KL. Semin Respir Crit Care Med 2013; 34:87-94; 3. Thomson RM, et al. Emerg Infect Dis 2010; 16:1576-83. 12 Estimated prevalence (Pop/100,000)

Annual Age-and Sex-specific Incidence of Pulmonary NTM Disease in Oregon, 2007-2012 35.0 30.0 25.0 20.0 Males Females 15.0 10.0 5.0 0.0 0-49 50-59 60-69 70-79 80+ Age group (years) 13 Incidence per 100,000

Why are the Rates of NTM Lung Infections Increasing?

- Improved quality of diagnostic methods e.g. microbiological detection techniques[1]
- Aging population[2,3] with an increase in the prevalence of COPD[2] and other co-morbidities[1]
- Increased disease awareness[1]
- Further research on the epidemiology of NTM lung infections by international research collaborations is required[4]

COPD, chronic obstructive pulmonary disease; NTM, non-tuberculous mycobacteria.

1. McShane PJ, Glassroth J. Chest 2015; DOI:10.1378/chest.15-0458; 2. van Ingen J, et al. Int J Tuberc Lung Dis 2010; 14:1176-80; 3. Al-Houqani M, et al. Chest 2012; 141:190-7; 4. Ringshausen FC, et al. BMC Infect Dis 2013; 13: 231.

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Risk Factors for and Transmission of NTM

Inhalation of NTM-laden aerosols from shower heads; hot tubs; heated pools

Ingestion of soil or water[1]

Likely routes of infection

Contamination of hospital water supplies and medical equipment[2]

Person-to-person transmission extremely rare

Gastroesophageal reflux disease (GERD) has been indicated as a mediator of NTM pulmonary disease[1]

Swallowing of NTM followed by gastric reflux leading to aspiration into the lung

CF, cystic fibrosis; NTM, non-tuberculous mycobacteria.

1. Falkinham JO, 3rd. J Appl Microbiol 2009; 107:356-67; 2. Johnson MM, Odell JA. J Thorac Dis 2014; 6:210-20;

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Clinical Criteria May also have sputum production, fatigue, malaise, dyspnea, fever, hemoptysis, chest pain, weight loss Almost all patients have chronic or recurring cough Known underlying structural lung disease Variable and nonspecific symptoms 16 Griffith DE, et al. Am J Respir Crit Care Med 2007; 175:367-416.

NTM Lung Disease can be Progressive

NTMPD can become a progressive lung disease[1,2]

If left untreated, MAC lung disease can result in extensive cavitary lung destruction and respiratory failure[2]



Decline in lung function among NTMPD patients (n=68)*[3]

- Mean reduction in FEV_1 was 48 mL/year
- Normal range = 28.4-35.6 mL/year

Impaired health-related quality of life in patients with NTM lung disease is significantly associated with decline in lung function[4]

* Study from Taiwan (01/2000 – 04/2011).

FEV_1, forced expiratory volume in 1 sec; MAC, *Mycobacterium avium* complex; NTMPD, non-tuberculous mycobacterial pulmonary disease.

1. Weiss CH, Glassroth J. Expert Rev Respir Med 2012; 6:597-612; 2. Griffith DE, et al. Am J Respir Crit Care Med 2007; 175:367-416; 3. Lee MR, et al. PLoS One 2013; 8:e58214; 4. Mehta M, Marras TK. Respir Med 2011; 105:1718-25.

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Treatment Guidelines • Treatment guidelines for patients with Mycobacterium avium complex (MAC) lung disease were published in 2007 by the American Thoracic Society (ATS)/Infectious Diseases Society of America (IDSA) -based primarily on observational, small uncontrolled or non-comparative studies in patients with predominantly severe MAC disease or refractory to treatment (Griffith al. 2007) Many drugs used in the prolonged, multi-drug regimens are -expensive -poorly tolerated et • • Lack of evidence -expensive -poorly tolerated behind real life clinically-utilized treatment regimens 20 Ballarino et al. 2009.

Treatment of MAC Pulmonary Disease • For most patients with nodular/bronchiectatic disease, regimen of a three-times-weekly - - - clarithromycin (1,000 mg) or azithromycin (500mg) rifampin (600 mg) ethambutol (25 mg/kg) is recommended • For patients with fibrocavitary MAC lung disease or severe nodular/bronchiectatic disease a daily regimen of - - - - clarithromycin (500–1,000 mg) or azithromycin(250 mg) rifampin (600 mg) or rifabutin (150–300 mg) ethambutol (15 mg/kg) consideration of three times-weekly amikacin or streptomycin early recommended in therapy is • Patients should be treated until culture negative on therapy -Generally 18-24 months of total therapy for 1 year 21

Therapeutic Unmet Need • Efficacy -“cure” is unusual -relapse and reinfection is common (approx. Chest 2014 50% in 3 years) – Wallace & Griffith • Tolerability - - - high degree of non-serious adverse events often “lose” at least 1 drug during initial therapy serious adverse events (e.g. optic neuritis) 22

Need Paradigm • First-line therapeutic for MDR -“Refractory” patients -all patients Can we shorten treatment? -tolerability New treatment strategies regimen • • - - suppressive post-treatment suppressive/preventive 23

Summary • • NTM lung disease prevalence is increasing worldwide Patients typically have at least one additional lung disease, bronchiectasis or COPD (or both) NTM treatment guidelines are currently being rewritten, but based upon expert opinions and observational studies -Current multi drug regimens lack efficacy and have poor tolerability either • are primarily • If left untreated, MAC and worsen quality of There remains a high lung disease can progress, cause lung life unmet need for efficacious therapies destruction • * to be updated once new data is available. COPD, chronic obstructive pulmonary disease; MAC, Mycobacterium avium complex; NTMPD, non-tuberculous mycobacterial pulmonary disease 24

ALIS Clinical Development Strategy Gina Eagle, MD Vice President, Clinical Development

Overview of ALIS Clinical Development Strategy • • • Addressing an unmet medical need Leveraged insights from Phase 2 results to optimize CONVERT Phase 3 study for success Incorporated discussions with US Food and Drug Administration (FDA) to support accelerated path to potential approval in refractory population Building on the expected strength of CONVERT data to guide development in additional NTM indications • 26

In vitro Susceptibilities to Amikacin for Slow-growing NTM For the slow-growing NTM, >89% of isolates for each slowly growing NTM species, and 92% of isolates for the slowly growing MAC NTM species, are susceptible to Amikacin 27

Amikacin Liposome Inhalation Suspension (ALIS) • • • • Amikacin: established in vitro evidence against NTM Nebulized liposome particles directly target the lung Liposomes facilitate intra-cellular uptake by lung macrophages Low serum levels of amikacin reduce the potential for systemic toxicity 28

Regulatory Landscape granted June 2014 *Dmitri Iarikov, MD PhD (Deputy Director, Division of Anti-infective Products) 29 FDA has granted multiple designations for ALIS in NTM lung disease •Orphan Indication Designation – granted March 2013 •Qualified Infectious Disease Product (QIDP) – granted June 2013 •Fast Track Status – granted June 2013 •Breakthrough Therapy Designation – FDA is “trying to facilitate the development of drugs to treat NTM lung disease” recognizing the increasing prevalence and that no drugs are currently approved* •Patient Focused Drug Development Workshop for NTM Lung Disease – October 2015 •Participation in Physician and Patient Conference* – May 2017 •Participation in International Society of Aerosols in Medicine – June 2017

ALIS Development Program: Phase 12 Week Treatment Phase 2 Study 12 Week Treatment Phase 4 Week Off Treatment* R No Treatment Primary Endpoint: Efficacy • Change on Semi-Quantitative Scale for mycobacterial density at Day 84 • ALIS did not meet statistical significance for the primary efficacy endpoint although there was a positive trend (p=0.072) in favor of ALIS ALIS achieved key secondary endpoint for the proportion of patients with a negative sputum culture at Day 84 (p=0.003) ALIS achieved tertiary endpoint for 6MWT (p=0.01) In a post-hoc analysis, most patients on ALIS who achieved a negative sputum culture went on to achieve sputum culture conversion (3 consecutive negative sputum cultures) • • • Highest response in Phase 2 study observed in the subpopulation with non-CF MAC SOC: Standard of care according to guideline-based therapy; non-CF MAC = non-Cystic Fibrosis MAC *12-week off-treatment follow-up 30 Screening Period ALIS + SOC ALIS + SOC Follow-up Placebo + SOC

Consistency of Beneficial Effect in Phase 2: Three Consecutive Negative Cultures in Non-CF MAC Sub-Population(“Culture Conversion” as Defined in Phase 3)* Percentage of patients who achieved three consecutive negative cultures at each time point (ITT population in Phase 2) 50% 40% 37.0 30% 20% 18.5 10% *The microbiologic outcomes from the 112 study were explored post hoc using a more stringent definition of culture conversion, which was defined as at least three consecutive monthly sputum samples that test negative for NTM, consistent with the definition of culture conversion in the guidelines and in clinical practice. 0% 0 28 56 84 112 140 Study Day Placebo n = 27 ALIS n = 27 31 Open-Label Phase ALIS + SOC 33.337.0 ALIS + SOC 11.1 3.7 Double-Blind Phase ALIS + SOC 25.9 14.8Placebo + SOC 3.73.7

• 32 Phase 2 Safety Data • • Adverse events reported at >5% frequency in either arm.

Phase 3 Study Design Based on Phase 2 Results Insmed discussed protocol with FDA for potential accelerated approval under Sub-part H for the primary endpoint of sputum culture conversion by Month 6 More homogeneous population based on subgroup of non-CF MAC that showed greatest efficacy signal Primary endpoint of culture conversion (three consecutive negative sputum cultures) 33 Key Elements

Phase 3 INS212 CONVERT Study A Randomized, Open-Label, Multicenter Study of Amikacin Liposome Inhalation Suspension (ALIS) in Adult Patients with Nontuberculous Mycobacterial (NTM) Lung Disease caused by Mycobacterium avium complex (MAC) that are refractory to treatment • • Global 127 Clinical Trial Sites – – – – United States/Canada Europe/UK/Israel Australia/NZ Japan/South Korea/Thailand/Taiwan • • Full enrollment Q4 2016 Top-line Data expected in September 2017 +/-a month 34

CONVERT Study Design Treatment Phase (Up to Month 16) Off Treatment Phase (Up to Month 28) Baseline Adult patients with Period longer than 12 6 Months on Treatment* Primary Endpoint: Percentage of Patients who Achieve Culture Conversion by 6 Months 3 Months off Treatment Efficacy Data Readouts Durability of Culture Conversion*** *All converters (at least 3 consecutive negative sputum cultures before and including Month 6 without relapse or recurrence) will remain in study for 12 months post first negative culture that defines culture conversion *All non-converters will be eligible to enter a separate Open-Label study. ** Patients who discontinued from the study for any reason prior to Month 12 will have a safety follow-up visit at Month 12 ***Final analysis at completion of study to support full potential approval will include sustainability of culture conversion and durability of conversion after three months off treatment for patients who convert 35 Population: MAC NTM Lung Disease that are refractory to treatment (>6 months treatment with last dose no months prior to screening) Screening End of Treatment End of Study ALIS QD + SOC 12-Month Off Treatment Follow-up R SOC 12-Month Off Treatment Follow-up

CONVERT Study: Key Study Criteria • Amikacin-resistant (MIC>64mcg/mL) 36 Exclusion: •Patients with cystic fibrosis •Active pulmonary tuberculosis requiring treatment at screening •History of lung transplantation Inclusion: •Continually MAC+ on sputum culture while adhering to SOC for >6 months •Diagnosed with MAC NTM lung infection with evidence of underlying lung disease such as nodular bronchiectasis and/or fibrocavitary disease by chest CT •Willing to adhere to SOC regimen during the course of the study

CONVERT Study: Key Study Endpoints for Potential Accelerated Approval* 1° Primary Efficacy Endpoint • Proportion of patients achieving culture conversion (three consecutive negative sputum cultures collected monthly) at Month 6 in the ALIS arm compared to multi-drug regimen alone 90% powered to show a 15% difference in treatment groups, assuming that 20% on ALIS will convert vs. 5% in SOC • 2° Key Secondary Endpoints • Change in 6MWT distance at Month 6 in the ALIS arm compared to multi-drug regimen alone Time to Culture Conversion Mean change from baseline at Month 6 in the SGRQ and ED-5Q • • *Final analysis at completion of study to support full potential approval will include sustainability of culture conversion and durability of conversion after three months off treatment for patients who convert SGRQ: St. George’s Respiratory Questionnaire 37

CONVERT Study: Status • The last subject has exited Month 6 • Primary endpoint evaluated at Month 6 • Discontinuation rate slightly lower than expected • Based on original assumption of 25% • Data Monitoring Committee has met seven times to date • Recommend no changes to study conduct 38

Phase 3 INS312 CONVERT Extension Study An Open-Label Safety Extension Study to a Multicenter Study of ALIS in Adult Patients with NTM Lung Disease Caused by MAC That are Refractory to Treatment • • Global 62 Clinical Trial Sites – – – – United States/Canada Europe/UK/Israel Australia/NZ Japan/South Korea/Thailand/Taiwan • Full enrollment expected in Q3 2017 39

CONVERT Extension Study: Key Study Endpoints 1° Primary Safety Endpoint • To evaluate the long term safety and tolerability of ALIS in combination with standard multi-drug regimen 2° Key Secondary Efficacy Endpoints • • • • Proportion of patients achieving culture conversion at Month 6* and Month 12 Time to Culture Conversion Change in 6MWT distance at Month 6 Mean change from baseline at Month 6 in the SGRQ and ED-5Q *All available data for subjects completing Month 6 assessments 40

Scenario Planning Around Topline Results* 02 Submission under but misses one or more secondary endpoints 04 The basis for Sub-part H approval is a surrogate endpoint (21 CFR 314.510) consistent with FDA guidance. The approval relies on the effect of the surrogate endpoint being reasonably likely to predict clinical benefit (durability of culture negativity after successful treatment) and the FDA’s concurrence on other aspects of the application (CMC, non-clinical, etc.). Specifically, the FDA takes into account the severity, rarity and/or prevalence of the condition. *Subject to the totality of the data; assumes tolerable safety profile 41 Achieves primary with less than 15% delta but misses all secondary endpoints Achieves primary with less than 15% delta03 Surrogate endpoint hit; Sub-part H Achieves primary but misses one or more secondary endpoints Achieves primary and secondary in line01 with assumptions

Future Study Strategies: Focusing on MAC Disease Treatment Pathway Complete treatment Initiate multi-drug regimen Month 6 review Treatment Pathway for MAC Lung Disease Potential ALIS Label Indications in MAC Lung Disease 42 ALIS indicated as add-on treatment for non-converters after 6 months of multi-drug treatment ALIS as maintenance monotherapy to prevent relapse/reinfection ALIS as part of first-line multi-drug regimen ALIS as Frontline Rx ALIS as part of multi-drug regimen ALIS as monotherapy prevention Monitor for relapse/reinfection Converters continue treatment for 12 months of negative cultures

Conclusions • • • ALIS has potential to address unmet medical needs in NTM lung disease CONVERT Phase 3 study optimized for success Positive data from CONVERT Phase 3 study may support accelerated path to potential approval in the refractory population Additional future opportunities for ALIS may include: • – – Front-line treatment Monotherapy maintenance to prevent recurrence 43

ALIS Market Opportunity and Commercialization Approach Roger Adsett Chief Commercial Officer

Discussion Topics • • Global addressable market for ALIS US market opportunity and go-to-market strategy • • • • • • Where do the NTM patients reside? Who is managing these patients for NTM? How are we going to reach the NTM treating healthcare providers (HCPs)? What is our approach towards disease education? How do we deliver upon a differentiated patient experience? Payer feedback • • Manufacturing capacity to fulfill anticipated global demand Life cycle possibilities 45

US and Japan Account for Majority Addressable Market for ALIS of the Estimated Global Total Estimated NTM Patients by Country/Region 22 Source: Internal analysis of published NTM epidemiology, primary market research with treating HCPs, and anonymized patient level claims data in US 46 (2018E) ‘000s 125-1451 75-1051 Diagnosed NTM patients 1 161 61 21 221 Estimated Addressable Market (Treated MAC Patients) in 2018 ‘000s 60-70 40-50 Refractory MAC Patients 1st Line MAC Patients 45-50 ~10 30-35 10-15 15-20 ~5 ~2~1

Refining the NTM MAC Opportunity in the US (2018 estimates) 250,000-300,0001 Patients w/ NTM Isolate Diagnosis Rate (30-35%)1 Patients w/ Diagnosed NTM Lung Disease 75,000-105,000 Rate of MAC NTMLD (~80%)2 Patients w/ NTMLD Caused by MAC 65,000-80,000 Treatment Rate (~60%)3 40,000-50,000 Patients w/ Treated NTMLD Caused by MAC “Refractory” Rate (25-30%)4 47 Patients w/ Non-responding NTMLD Caused by MAC 10,000-15,000

Initial ALIS Opportunity in the US 250,000-300,0001 Diagnosis Rate (30-35%)1 75,000-105,000 Rate of MAC NTMLD (~80%)2 65,000-80,000 Treatment Rate (~60%)3 40,000-50,000 48 “Refractory” Rate (25-30%)4 Patients w/ Non-responding NTMLD Caused by MAC 10,000-15,000

NTM Cases are Primarily Concentrated in Southeastern •• • Annual NTM Case Numbers c=J <500 c=J 500-1000 c=J 1001-2000 • and Coastal Regions 2001-3000 >3000 . . .. ... _.... ••• Source: Strollo,et al, The Burden of Pulmonary Nontuberculous Mycobacterial Disease in the United States, Ann Am Thorac Soc. 2015 Oct;12(10): 1458-1464 ilismed 49

Understanding the Patient Population Drayton Wise General Manager - ALIS

Robust Potential US Market Opportunity Triangulated Through Multiple Information Sources

Published epidemiology research

- Adjemian, et al, Prevalence of NTM Lung Disease …
- Donohue, et al, Increasing Prevalence Rate of NTM Infections …



Respiratory and Critical Care Medicine
ANNALS OF THE AMERICAN THORACIC SOCIETY

Analysis of 3 years of NTM patient level claims data

SYMPHONY HEALTH

Primary market and patient records research

- ~ 1,000 Pulmonologist & Infectious Disease
- Review of ~500 NTM patient records

Counties with 100+ NTM diagnosed patients



Oregon / Washington (1%)
Chicago / Milwaukee (3%)
United States
NY/Long Island (8%)
NJ / Philadelphia (5%)
Northern CA (2%)
Southern CA / LV (4%)
Southern Arizona (2%)
Texas (6%)
Louisiana (2%)
Florida (13%)

10,000-15,000 Refractory MAC Patients

Sources: Symphony Health, PatientSource™ January 2009 – March 2017; Primary Market Research

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insmed

We Estimate That There are Two ‘NTM Likely’ Patients for Each Currently Diagnosed NTM Patient in the US

Predictive modeling to identify ‘NTM Likely’ patients

1 **Machine learning** based on profile and diagnosis journey of NTM patients



2 **Look-alike modeling** to identify ‘NTM Likely’ patients amongst national patient claims database



SYMPHONY HEALTH

Counties with 100+ ‘NTM Likely’ patients



(‘NTM Likely’ patients with a predictive likelihood score of 0.9 or above)

Source: Symphony Health, PatientSource™ January 2005 – March 2017

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insmed

Local Market Execution of National Strategy is Key to Success

	Los Angeles County, CA	Hillsborough County, FL
		
% of Total US Diagnosed Patients (approx.)	1.5%	1.5%
Ratio of 'NTM-Likely' to Diagnosed Patients	4:1	1:1
NTM Treatment Dynamics	~70 HCP Targets IDN dominated market (e.g. Kaiser)	~100 HCP Targets Primarily driven by individual and group practices

NTM Diagnosed
NTM Likely

Source: Symphony Health, PatientSource™ January 2005 – March 2017

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insmed

NTM Treatment is Concentrated Among Providers



~11.5K HCPs account for ~30% of potential
~3K HCPs account for ~20% of potential
~2.1K HCPs account for ~50% of potential
Cumulative % of Patients Attributed
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Cumulative % of Physicians

- ~5K physicians manage 70% of NTM patients
- 8 in 10 diagnosed NTM patients managed by Pulmonologist or Infectious Disease Specialist
- 52% of HCPs considered themselves "aggressive treaters"

Source: Symphony Health, PatientSource™ November 2013 – October 2016

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Targeted US Go-to-Market Approach Designed Launch Success to Maximize • • • Targeted go-to-market approach with 70-75 sales representatives Vice President of US Sales hired Core requirements for sales representatives: • • • • • • Scientific aptitude Orphan Pulmonary and Infectious Disease experience Launch experience Business acumen Integrity Patient-centered 55

Disease Awareness and Patient Experience Colleen Silk Senior Director, US Marketing - ALIS

Patients’ Journey to NTM Diagnosis is Challenging The symptoms of NTM pulmonary disease are variable and nonspecific…Physical findings are nonspecific and reflect underlying pulmonary pathology, such as bronchiectasis and COPD - ATS/IDSA Statement on NTM 85% have a pre-existing lung condition at time of NTM diagnosis 45% have 3+ symptoms at time of NTM diagnosis 51% of patients have 2 years or more from 1st symptom to NTM diagnosis Sources: Symphony Health, PatientSource™ January 2009 – March 2017; Primary Market Research 57 “It went on for 2 years, and I felt I was partly to blame; I let it go on so long. I thought it was just a chronic nuisance... I had no idea what [NTM] was.” - Gayle [My NTM] was misdiagnosed for at least two years as asthma.-Lavinia I dismissed coughing and being tired as part of my normal world. - Jan

Helping NTM Patients to Diagnosis through Disease Awareness “1,000 Words about NTM” NTMFacts.com Healthcare Professional Disease Awareness Campaign: Educate on the importance of timely NTM diagnosis Communicate the importance of guideline-based treatment for NTM lung disease • • “Over & Over” AboutNTM.com + Patient Disease Awareness Campaign: Educate patients on signs and symptoms of NTM Empower ‘NTM-susceptible’ patients to seek information on NTM lung disease and provide resources for productive conversations with a healthcare professional • • 58

Patient Disease Awareness Activities Designed to Engage ‘NTM-Likely’ Patients gardening, swimming, traveling 59 Campaign Target Profile: •Age 65+ •Majority female •Diagnosed with one or more respiratory conditions: i.e. bronchiectasis, COPD, asthma •Suffering from one or more symptoms: Fatigue, cough, shortness of breath, weight loss, fever •Has an active lifestyle – hiking, Geo targeting top ten states with ‘NTM-Likely’ patients Maximize paid search Health & lifestyle combination Pilot opportunities that align with media consumption trends

Patient Experience Rahul Bhatia Senior Director, Commercial Strategy & Operations

Designing a Patient Support Program from a Patient’s Perspective As a non-responding NTM patient, I have … …. not achieved success in getting rid of my NTM lung disease … been on a long journey, before I got the right diagnosis (NTM), and found the right specialist …. limited income, since I retired …. a strong desire to return to my active lifestyle, that has been hampered by my incurable NTM disease 61

Appropriate Patient Patient Needs Support Aligned to Approved Label and What to expect? (Physician office) Treatment initiation (Patient’s home) Patient off-boarding Ongoing reinforcement and adherence support Payer reimbursement & financial assistance 62

Plan to Deliver a Differentiated Patient Experience Insmed ownership of patient interface, with back-office support from our partners Simple, flawless execution In-depth understanding of NTM patient journey Collaboration with NTM patients Predictive analytics with real-time view of each patient’s treatment status 63

Collaboration with Patients to Create Convenient Innovative Packaging and Packaging design incorporated “voice of patient” and revealed key considerations for ALIS packaging Storage and Distribution Head 64 Tracking ProgressTravel and Mobility Replacing Aerosol Instructional MaterialsEnvironmental Concerns

Voice of the Payer, Manufacturing, Future Opportunities and Conclusion Roger Adsett Chief Commercial Officer

Payer Voice Source: Insmed Data on File: September 2016 Payer in-depth interviews (n=20); and April 2017 HEOR Advisors Panel (n=9) Combined organizations represent >150,000,000 lives covered 66 “CONVERT Study:Focus on Efficacy” “Do not anticipate overly restrictive management of ALIS utilization” “Interested in highest unmet need NTM Lung Disease (NTMLD) subgroups”

First-Year Insurance/Payer Spending in NTMLD and Patient Groups of COPD, IPF, PAH, and Lung Cancer without NTMLD $48,169 $44,313 $22,901 $51,753 $69,005 COPD IPF PAH Lung Cancer NTMLD *Cost burden is calculated as first-year insurance spending after NTMLD diagnosis between 2008 and 2013, and standardized using RBRVS (Resource Based Relative Value Scale) from an U.S. national managed care claims database. Calculation is subject to sample fluctuation due to small patient numbers in subgroups. PAH = pulmonary arterial hypertension, IPF = Idiopathic pulmonary fibrosis 67 Year 1

Payer Value Framework – First Year Payer Cost Burden* in Patient Subgroups


$69,005
Lung Cancer
$80,486
NTM Lung Cancer
$51,753
PAH
$91,599
NTM PAH
$22,901
COPD
$55,120
NTM COPD
$44,313
IPF
$211,096
NTM IPF
In Lung Cancer: Nearly 1.2X with NTMLD
In PAH: Nearly 1.8X with NTMLD
In COPD: Nearly 2.4X with NTMLD
In IPF: Nearly 4.8X with NTMLD
NTMLD Economic Burden

*Cost burden is calculated as first-year insurance spending after NTMLD diagnosis between 2008 and 2013, and standardized using RBRVS (Resource Based Relative Value Scale) from an U.S. national managed care claims database. Calculation is subject to sample fluctuation due to small patient numbers in subgroups.

PAH = pulmonary arterial hypertension, IPF = Idiopathic pulmonary fibrosis

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insmed

Payer Value Framework for Urgency of Decision

NTMLD Clinical Burden

5.1 years Mean health plan enrollment[1]

>80% Rate of background pulmonary disease[1]

Disease Severity/ Unmet Need

Up to 33% of MAC patients die within 5 years of diagnosis[2]

2X NTMLD risk of all cause mortality [1]

[1] 2017 US national managed care insurance claims database (Insmed Data on File); [2]Marras, TK, *Pulmonary Nontuberculous Mycobacteria–Associated Deaths, Ontario, Canada, 2001–2013* Emerging Infectious Diseases, Vol. 23, No. 3, March 2017

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Supply Chain in Place for Commercial Requirements Multi-sourced drug supply chain for ALIS Expanding commercial-scale manufacturing capabilities 70 50L 200L

Initial ALIS Opportunity 250,000-300,0001 Diagnosis Rate (30-35%)1 75,000-105,000 Rate of MAC NTMLD (~80%)2 65,000-80,000 Treatment Rate (~60%)3 40,000-50,000 71 “Refractory” Rate (25-30%)4 Patients w/ Non-responding NTMLD Caused by MAC 10,000-15,000

Tip of the Iceberg: Unmet Needs Present Potential Life-cycle Opportunities to Conduct Additional Clinical Trials Potential Initial Indication 40,000-50,000 Patients w/ Treated NTMLD Caused by MAC Potential First Line Therapy Patients w/ NTMLD Caused by MAC 65,000-80,000 Patients w/ Diagnosed NTM Lung Disease (basis for orphan designation) 75,000-105,000 Patients w/ NTM Isolate 250,000-300,000 72 10,000-15,000 Patients w/ Non-responding NTMLD Caused by MAC

Tip of the Iceberg: Unmet Needs Present Potential Life-cycle Opportunities to Conduct Additional Clinical Trials Initial Indication 40,000-50,000 Patients w/ treated NTMLD Caused by MAC First Line Therapy Patients w/ NTMLD Caused by MAC M. Abscessus; Increased Diagnosis 65,000-80,000 Patients w/ Diagnosed NTM Lung Disease (basis for orphan designation) 75,000-105,000 Patients w/ NTM Isolate 250,000-300,000 73 10,000-15,000 Patients w/ Non-responding NTMLD Caused by MAC

Tip of the Iceberg: Unmet Needs Present Potential Life-cycle Opportunities to Conduct Additional Clinical Trials Patients w/ Non-responding NTMLD Caused by MAC Initial Indication 10,000-15,000 40,000-50,000 Patients w/ treated NTMLD Caused by MAC First Line Therapy Patients w/ NTMLD Caused by MAC M. Abscessus; Increased Diagnosis 65,000-80,000 Patients w/ Diagnosed NTM Lung Disease (basis for orphan designation) 75,000-105,000 Patients w/ NTM Isolate 250,000-300,000 74 Potential Maintenance Therapy

Potential Maintenance Therapy: Prevention of Re-infection Month 0 Initiate multi-drug regimen By Month 6 Month 6 review By Month 18 Complete treatment Converters continue treatment for 12 months of negative cultures Chronic Use 3x Week 75 Potential New Indication Potential ALIS Maintenance Monotherapy to Prevent Re-infection ALIS as Part of Multi-drug Regimen Current Treatment Pathway for NTM MAC Lung Disease

Commercial Readiness to Support Global ALIS Launches Germany, UK, France and Italy efforts underway 76 Launch Readiness • Commercial HQ leadership and teams already in place • Disease state awareness efforts underway • Go-to-market strategy and field territories defined • Account directors, field sales and patient services expected in role post 212 CONVERT trial results • Insmed KK entity expected to be formed and General Manager in role post 212 CONVERT trial results • EU commercial leadership and country managers in role • Disease state awareness

References US 1. A) Adjemian, et al, Prevalence of Nontuberculous Mycobacterial Lung Disease in U.S. Medicare Beneficiaries, AJRCCM, Vol 185, Apr 15, 2012 B) Strollo, et al, The burden of pulmonary nontuberculous mycobacterial disease in the United States, Ann Am Thorac Soc Vol 12, No 10, pp 1459-1464, Oct 2015 C) NTM Lookalike Predictive Patient Level Modeling based on Symphony Anonymous Patient Level Data Adjemian, et al, Lack of adherence to evidence-based treatment guidelines for non tuberculous mycobacterial lung disease, Annals of the American Thoracic Society, Vol 11, No 1, January 2014 A) Adjemian, et al, Lack of adherence to evidence-based treatment guidelines for non tuberculous mycobacterial lung disease, Annals of the American Thoracic Society, Vol 11, No 1, January 2014 B) Insmed Market Research A) Adjemian, et al, Lack of adherence to evidence-based treatment guidelines for non tuberculous mycobacterial lung disease, Annals of the American Thoracic Society, Vol 11, No 1, January 2014 B) Insmed Market Research 2. 3. 4. Japan 1.Morimoto, et al, A steady increase in nontuberculous mycobacteriosis mortality and estimated prevalence in Japan, Ann Am Thorac Soc. 2014 Jan;11(1):1-8. doi: 10.1513/AnnalsATS.201303-067OC South Korea 1.Lee, et al, Changing epidemiology of nontuberculous mycobacterial lung disease in South Korea, Scandinavian Journal of Infectious Diseases, Volume 44, 2012 - Issue 10 EU 1.Ringshausen, et al, Prevalence of Nontuberculous Mycobacterial Pulmonary Disease, Germany, 2009 –2014, European Respiratory Journal 2014 44: P1067; DOI Canada 1.Marras, et al, Pulmonary Nontuberculous Mycobacterial Disease, Ontario, Canada, 1998–2010, Emerg Infect Dis. 2013 Nov; 19(11): 1889–1891 Australia 1.Thomson, et al, Changing Epidemiology of Pulmonary Nontuberculous Mycobacteria Infections, Emerg Infect Dis. 2010 Oct; 16(10): 1576–1583 77

Break • • il\Smed

Infectious Complications of Non-cystic Fibrosis Bronchiectasis Kevin L. Winthrop M.D., M.P.H. Associate Professor Divisions of Infectious Diseases, Public Health and Preventive Medicine Oregon Health and Science University

Disclosures • Consultant and/or research support: Bayer Insmed Raptor FDA NIH PCORI American NTMir Lung Association 80

Non-CF Bronchiectasis • • • • Pathophysiology Epidemiology Patient experience and current treatments Need for treatments 81

What is Bronchiectasis

Eur J Respir Dis 1986: 69 (Suppl 147): 6–15

Inflammation: a two-edged sword—the model of bronchiectasis

P. J. Cole

Host Defence Unit, Department of Thoracic Medicine, Cardiothoracic Institute, Brompton Hospital, London, UK

Abstract: A short-lived, controlled inflammatory response by the host is required to protect against incursions by foreign material into the upper and lower respiratory tract. If this response fails to eliminate the aggressor, inflammation is amplified and becomes chronic in an attempt to rectify the situation. This unsuccessful response is poorly controlled and causes damage to surrounding normal tissue, leading to progressive disease. Hence, inflammation can be helpful or harmful—a two-edged sword.

Chronic bronchial sepsis, of which bronchiectasis is an example, and chronic sinusitis display the hallmarks of this 'vicious circle' of host-mediated, inflammatory tissue damage and provide a useful model in man in which to ask questions, the answers to which provide valuable information about the pathogenesis of chronic inflammatory disease of the lung.

Key words: bronchiectasis – inflammation – vicious circle hypothesis

82

What is Bronchiectasis


Wall
Mucous gland
Cilia
Air passageway
Mucus
Normal Bronchus
Loss of cilia
Increased mucus
Destruction of wall
Bronchiectasis


Normal
Cylindrical
Varicose
Cystic



83

Interrupting the Vicious Cycle Airway Destruction and Distortion (Bronchiectasis) Neutrophil Inflammation (Proteases) Abnormal Mucus Clearance McShane, et al, Am J Resp Crit Care Med, 2013 Bacterial Colonization 84

Non-CF Bronchiectasis • Etiology - - - - frequently idiopathic chronic lung disease (COPD, other) prior pneumonia (e.g. tuberculosis, nontuberculous mycobacteria (NTM) ) alpha-1-antitrypsin deficiency, primary ciliary dyskinesia immunodeficiency (CVID) autoimmune disease (rheumatoid arthritis (RA)) (PCD),common variable - - - allergic bronchopulmonary tumor/ obstruction aspergillosis (ABPA) 1. Bonaiti G, et al. Biomed Res Int. 2015;197950. 2. O’Donnell AE. Chest. 2008;134:815-23. 85

Non-CF Bronchiectasis


Disease spectrum is wide
Mild
• Only occasional flares
Moderate
• Daily cough, sputum production
• Variable symptoms and prognosis
• Increasing number of exacerbations
Severe
• Daily symptoms
• Progressive lung destruction
• Frequent exacerbations
• Associated mortality

1. Chalmers JD, et al. *Am J Respir Crit Care Med.* 2014;189:576-85. 2. Lonni S, et al. *Ann Am Thorac Soc.* 2015;12:1764-70.

86

Pathogens of Interest

- Gram-negative organisms (*Pseudomonas, Achromobacter, Stenotrophomonas, Alcaligenes,H. flu, Moraxella)*
- Gram-positive cocci (*S. aureus, S. pneumonia)*
- Atypical pathogens *(Nontuberculous mycobacteria, Nocardia)*
- *Fungal (Aspergillus)*
- Co-infection is common

87

Epidemiology • • Affects up Increased to 190,000 adults >65 8.7% per year 2000-2007 Sietz et al. Chest 2012; McShane et al. AJRCCM 2013 88

I Currently Approved Therapies in NCFB 89

Current therapy for NCFB

Airway clearance[1,2]	• Airway clearance techniques (independent, device-dependent, assistive components to techniques, adjuncts to assist techniques)
Exercise[1]	• Pulmonary rehabilitation and inspiratory muscle training
Airway drug therapy[1]	• Bronchodilation • Anti-inflammatory
Antibiotic therapy[1]	• To treat exacerbations • To reduce the frequency of exacerbations
Surgical management[1]	• Lung resection • Lung transplant

1. Pasteur MC, et al. *Thorax*. 2010;65(suppl 1):i1-58.
2. Flude LJ, et al. *Clin Chest Med*. 2012 Jun;33(2):351-361.

90

Clinical Objectives of Therapy • Make patient feel better (quality of life) -decrease inflammation and sputum -eradicate Vs. control of pathogen Mitigate progression of lung damage -improves live quality and quantity • • Lower cost and potential adverse events of care - exacerbations, hospitalization, need for antibiotics 91

Preventive Antibiotic Studies • • • Most measure time to exacerbation or frequency Ideas extrapolated from CF (Cystic Fibrosis) of exacerbation No - - approved inhaled therapies Prior RCTs with colistin, aztreonam & gentamicin Macrolide suppressive therapy • Recently completed phase 3 studies - - Nebulized liposomal ciprofloxacin (Aradigm) Dry-powder inhaler: ciprofloxacin (Bayer) 92

I Aradigm - ORBIT 3, 4 Figure 1. Time to First PE: (A) All Severity; (B) Required Antibiotics HR (95•;.Cl) A POOLED 0 82 (0 65-1 02) P=O 074 0 72 (0 53-0 97) P=O 032 0(0 71-1 38) P=O 97 ORBIT_. "--9 e 78 ORBIT·J I I 0 2Q 40 60 80 100 02 06 Haurd Ratlo 2 DJyl B POOLED 0 74 (0 59-0 94) P=O 0122 0 66 (0 53-0 97) P=O 0097 0 88 (0.62-1 24) P=O 46 134 ORBIT Ie ORBIT·3 25 0 50 75 100 125 150 Days 02 06 Huard R1tJo 2 PE. -.onary eucelt!Won HR 1\aunl rwt10 Cl coniIn terval • AR0-3150 significantly rncreased median tJme to flrst PE (all severities) in ORBIT·4 (Figure 1A) • AR0 3150 significantly Increased median time to first PE that required treatment with antibiotiCS in ORBIT-4 and the pooled analys1s (Figure 1B) 93

RESPIRE 1 Results---Time to First Exacerbation Median time to first exacerbation Ciprofloxacin DPI 14 on/off >336 days (97.5% CI [290, >336]) Ciprofloxacin DPI 28 on/off 336 days (97.5% CI [206, >336]) Pooled placebo 186 days (97.5% CI [136, 282]) 94 Adjusted HR 97.5% CI P-value Ciprofloxacin DPI 14 on/off vs pooled placebo 0.53 [0.36, 0.80] 0.0005 Ciprofloxacin DPI 28 on/off vs pooled placebo 0.73 [0.50, 1.07] 0.0650

Summary • • The prevalence of non-CF bronchiectasis is increasing Patients can have repeated exacerbations, poor quality of life, and in creased mortality decline in lung function Inhalation antibiotic therapies have shown efficacy, but failed to meet primary study outcomes • • There remains inflammation a high unmet need for therapies to control the chronic 95

Introduction to INS1007: A Novel DPP1 Inhibitor with Inflammatory Indications Eugene J. Sullivan, MD Chief Product Strategy Officer Potential in Neutrophil-Mediated

INS10071 New molecular entity in-licensed from Astra Zeneca in 2016 (AZD7986) Orally bioavailable, small molecule inhibitor of dipeptidyl peptidase 1 (DPP1; also known as Cathepsin C),2 the enzyme responsible for activating the neutrophil serine proteases in the maturing neutrophil Potential in treating neutrophil-driven inflammatory conditions, such as n-Cystic Fibrosis Bronchiectasis (NCFBE) 1INS1007 is an investigational compound. Safety and efficacy have not been established 2As demonstrated by in vitro testing 97

DPP1 (Cathepsin C) Catalyzes the Activation of NSPs N-terminal dipeptide removed DPP1 Inactive Neutrophil Serine Proteases (NSPs) Cathepsin G (CatG) Proteinase 3 (Pr3) Neutrophil Elastase (NE) Activated (NSPs) 98

INS1007 Binds to DPP1 to Prevent the Activation of NSPs DPP1 INS 1007 DPP1 Inhibitor Inactive Neutrophil Serine Proteases (NSPs) Cathepsin G (CatG) Proteinase 3 (Pr3) Neutrophil Elastase (NE) 99

Neutrophil Serine Proteases A Family of Proteases Contained in Neutrophilic Granules • • • • Includes Neutrophil Elastase, Proteinase-3 and Cathepsin G Kill microbes and inactivate bacterial toxins Released alone or as a component of “neutrophil extracellular traps” (NETs) Also contribute to host tissue damage and inflammation when released in excess of the endogenous inhibitors 100

Multiple Putative Damaging Effects of NSPs with Potential Relevance in NCFBE secretion from apical surface of neutrophils by macrophages and release of stored mediators) 101 Impair efferocytosis of apoptotic (resulting in neutrophil necrosis Dysregulate constitutive neutrophil apoptosis Modify pro-inflammatory cytokines to increase inflammation Activate Na channel ENaC on epithelial cells Form NETs Decrease ciliary beat frequency Stimulate mucus epithelial cells Degrade endogenous inhibitors of matrix metalloproteinases (TIMPs) Degrade extracellular matrix

Papillon-Lefévre Syndrome Informs the Potential Safety Profile of INS1007 Very rare genetic disease caused by inactivating mutation in the DPP1 gene; provides insight into potential safety implications of DPP1 inhibition • • • Characterized by palmo-plantar keratosis and periodontitis Signs of systemic immunodeficiency are mild and uncommon Clinical manifestations appear only when DPP1 activity is absent or minimal 102

Data from AZ’s Phase 1 Study Completed Phase 1 Study1: • • • • Single Ascending Dose (SAD) / Multiple Ascending Dose (MAD) study in healthy volunteers Well tolerated, with no major safety concerns raised PK profile supports once-daily dosing Demonstrated proof of activity, with dose-dependent inhibition of neutrophil elastase activity Phase 1 data supports advancement to Phase 2 1 Clinical Study Report, Study D6190C0001 (data on file) 103

Initial Target Indication: Non-CF Bronchiectasis • Rare, serious, pulmonary condition with no approved therapies in the US Prominent role of the neutrophil in the “vicious cycle” of infection/inflammation/impaired mucociliary clearance and tissue destruction Extensive overlap with NTM lung disease • • Radiographic signs of bronchiectasis. A. ¼ Bronchus terminating in a cyst; B. ¼ lack of bronchial tapering as it travels to the periphery of the lung; C. ¼ signet ring sign (bronchus is larger than the accompanying vessel); D. ¼ mucus plug (mucus completely filling the airway lumen).1 1McShane P, et al, American Journal of Respiratory and Critical Care, September 2013 104

Results from a Related Compound

Neutrophil Elastase Inhibitor (AZ's AZD9668)

Phase 2 trial in COPD[1]

- 3 month, randomized, double-blind, placebo-controlled trial in 615 patients with COPD
- Failed to show benefit in the overall population
- Post-hoc subgroup analysis of patients with a bronchitic phenotype showed improvement in FEV1

Phase 2 trial in NCFBE[2]

- 4 week, randomized, double-blind, placebo-controlled trial in 38 patients with NCFBE
- Statistically significant improvement in FEV1 and reduction in inflammatory cytokines

[1]Kuna P, et al. Respiratory Medicine, 2012
[2]Stockley R, et al. Respiratory Medicine, 2013
FEV1: Forced Expiratory Volume in first second

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• • Utilized data from an ongoing, large, prospective, cohort study of patients with NCFBE Elastase activity in sputum was associated with disease severity, dyspnea score, FEV1, and radiologic extent of bronchiectasis During a 3-year follow-up period, elevated sputum elastase activity was associated with a higher frequency of exacerbations and FEV1 decline • Conclusion: Sputum neutrophil elastase activity is a biomarker of disease severity and future risk in adults with BE American Journal of Respiratory and Critical Care Medicine, 2017 106

Additional Diseases Where INS1007 Might Have an Impact Cystic Fibrosis Crohn’s Disease INS1007 Uveitis Lupus Nephritis Psoriasis Rheumatoid Arthritis Granulomatosis with Polyangiitis (GPA; Wegener’s Granulomatosis) Associated with auto-antibodies to Proteinase 3 (ANCA antibodies) 107

INS1007: Phase 2 Development Program Paul D. Streck, MD, MBA Chief Medical Officer

My Track Record in Drug Development

- 25 years of clinical development, management and leadership expertise
- M.D. from Jefferson Medical College and surgical resident at Thomas Jefferson University Hospital
- Board certified in oral and maxillofacial surgery
- Masters of Business Administration, Duke University Fuqua School of Business
- Led multiple successful global regulatory submissions, launches, LCM introductions, and headed brand management for $1+billion medications.
- Led business development evaluations with recommendations for 30+ companies

AMGEN
Aranesp (darbepoetin alfa)
Vectibix (panitumumab) Injection for IV Infusion
Sensipar (cinacalcet) Tablets 30mg·60mg·90mg
Neulasta (pegfilgrastim)
Kepivance (palifermin)

Shire
Lialda (mesalamine) 1.2g delayed release tablets
Xiidra (lifitegrast ophthalmic solution) 5%
CINRYZE C1 esterase inhibitor (human)
FOSRENOL (lanthanum carbonate) Chewable Tablets 500·750·1000mg Oral Powder 750·1000mg
Xagrid® anagrelide
Natpara (parathyroid hormone) for Injection 25·50·75·100 mcg per dose strength
Resolor prucalopride

gsk
Benlysta (belimumab)
Sirukamab

ARANESP, VECTIBIX, SENSIPAR, NEULASTA and KEPIVANCE are trademarks or registered marks of Amgen.
LIALDA, CINRYZE, NATPARA, XIIDRA, FOSRENOL, RESOLAR and XAGRID are trademarks or registered marks of Shire.
BENLYSTA is a registered trademark of GSK.

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insmed

Phase 2 Program In Non-CF Bronchiectasis Builds on Expertise in Pulmonary Rare Disease The Willow study: A Phase 2, Randomized, Double-Blind, Placebo-Controlled, Parallel-Group, Multi-Center Study to Assess the Efficacy, Safety and Tolerability, and Pharmacokinetics of INS1007 Administered Once Daily for 24 Weeks in Subjects with Non-Cystic Fibrosis Bronchiectasis Key points : • • • Phase 2 study design has been extensively discussed with and endorsed by pulmonary experts FDA feedback supports progressing to phase 2 and anticipate receipt of a “study may proceed” letter in Q3 2017 Consultations with global health authorities are planned to understand clinical development path 110

INS1007 Phase 2 Study Design 32 Week Study Duration Treatment Phase Day 1 to Day 168 (24 Week Treatment Period) Off Treatment Phase Day 169 to Day 196 (4 weeks) Day -28 to Day -1 (4 weeks) N= Patients randomized *End of Treatment 111 Visit 10 Visits 3-9: Treatment weeks: 2, 4, 8, 12, 16, 20 and 24* Visit 1 Visit 2 (Day 1, Baseline) Randomization End of Treatment End of Study Visit INS1007 25mg (N=80) Off-treatment INS1007 10mg (N=80) Off-treatment Screening Period Placebo (N=80) Off-treatment

INS1007 Phase 2 Study: Key Endpoints Primary Endpoint • To evaluate the effect of INS1007 compared with placebo on time to first pulmonary exacerbation over the 24-week treatment period. Secondary and Key Exploratory Endpoints • Key secondary endpoints addressing FEV1, sputum neutrophil elastase, rate of exacerbations and quality of life Multiple exploratory endpoints addressing other mechanistic, outcomes and clinical measures • Safety and Pharmacokinetics 112

INS1007 Phase 2 Study Overview • Estimated ~125 sites, 16 countries across North America, EU, and Asia Pacific Estimated 240 subjects First Patient – expected in 2H 2017 • • 113

Financials Paolo Tombesi Chief Financial Officer

Financial Organization Critical to Supporting Successful Global Product Launches • • • • 20 years of financial leadership in biotech/pharma Successfully built financial infrastructure to support global commercial organizations and launches International experience: US, Japan and Europe Multiple launches, including Pulmonary and Rare Diseases ENTRESTO, COSENTYX, ONBREZ, GILENYA, SEEBRI NEOHALER and ULTIBRO are trademarks or registered marks of Novartis. ORENCIA and BARACLUDE are registered trademarks of Bristol-Myers Squibb Company. ABILIFY is a trademark of Otsuka Pharmaceutical Company. 115 United States Japan Europe Europe LUCENTIS is a trademark of Genentech Inc.

Cash-Based Operating Expenses (Non-GAAP) • • Cash Balance at 3/31/17 = $125.8M Remain disciplined with spending. Our critical spend consists of: • • 212/312 trial spend, including preparation for US regulatory filing Pre-launch investments on non-branded disease awareness and medical education Reliable product supply chain – Therapure, Pari • • Timing/pace of future spending dependent on many factors, including: • • • 212 trial top-line results Manufacturing pace/schedule INS1007 Phase 2 trial outcome • Debt $55M: interest only until 11/1/18; maturity date 10/1/20 • Able to extend interest only, by an additional 6 months, following the close of certain financing events. *A reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure is provided in an appendix to this presentation. 116

Financial Planning • • • Continuing long term tax planning efforts, started in 2014 Structure supports scalable platform including Japan & EU Long term plans for manufacturing and distribution • • • Current clinical: Althea (San Diego, California, US) Current commercial launch scale: Therapure (Toronto, Canada) Future: Addition of future capacity under evaluation (post 212 data) 117

Closing Remarks Will Lewis President and Chief Executive Officer

Question and Answer Session

Appendix • • il\Smed

Non-GAAP Reconciliation Table INSMED INCORPORATED Reconci l i ati on of GAAP to Non-GAAP Resul ts (i n thousands) (Unaudi ted) Three Months Ended March 31, Si x Months Ended, 2017 2H 2016 1H 2016 2H 2015 Operati ng expenses reconci l i ati on: Total operating expenses - GAAP Stock-based compensation expense Depreciation Upfront payment to AstraZeneca related to INS1007 Cash-based operati ng expenses - Non-GAAP $ 35,969 (4,032) (716) - $ 104,200 (9,205) (1,356) (30,000) $ 69,200 (8,834) (1,082) $ 62,835 (7,629) (1,103) $ 31,221 $ 63,639 $ 59,284 $ 54,103 121

ALIS Clinical Trials

ONGOING

Indication	Preclinical	Phase 1	Phase 2	Phase 3	Enrollment (N)
Refractory NTM caused by MAC	CONVERT INS-212 →			→	336
Refractory NTM caused by MAC	INS-312 →			→	enrolling
M. *abscessus*	Investigator Sponsored Studies →		→		enrolling

COMPLETED

Indication	Preclinical	Phase 1	Phase 2	Phase 3	Enrollment (N)
Extension in CF patients with chronic *Pseudomonas aeruginosa* Infection – European trial	TR02-110 →			→	206
CF patients with chronic *Pseudomonas aeruginosa* Infection –European trial	TR02-108 →			→	294
NTM	TR02-112 →		→		89
Pseudomonas infection in non-CF patients with bronchiectasis	TR02-107 →		→		64
CF patients with *Pseudomonas* lung infection – US trial	TR02-106 →		→		41
CF patients with *Pseudomonas* lung infection – European trial	TR02-105 →		→		64

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ALIS Delivers Much Higher Doses Compared to IV Administration Directly to the Lung Pharmacokinetic Data from INS112 Study: Pharmacokinetics and bronchial diffusion of single daily dose amikacin in cystic fibrosis patients1 • 35mg/kg daily dosing of IV amikacin in patients with CF1: Mean serum Cmax 121.4 µg/mL (± 37.3) Max. concentration in sputum seen at 2 hours post dose: range 0.2 – 3.8 µg/mL Similar PK parameters on Day 1 and Day 14 after daily dosing. • • • 1Canis, F et al; Journal of Antimicrobial Chemotherapy (1997) 39, 431-433 123

Residual Amikacin in Sputum on the Growth of MAC CFU=colony-forming unit; minimal inhibitory concentration (MIC) units= µg/mL; ND=not determined. 124 MAC isolates with known MIC for amikacin incubated in sputum samples at various concentrations of amikacin for 24 hours. MAC isolates with known MIC for amikacin incubated in sputum samples at various concentrations of amikacin for 72 hours.

Backup slides Kevin L. Winthrop M.D., M.P.H. Associate Professor Divisions of Infectious Diseases, Public Health and Preventive Medicine Oregon Health and Science University

Nontuberculous Mycobacterium (NTM)

- Slow growers
  - MAC, *M. kansasii, M. marinum, M. xenopi*
- Rapid growers (RGM)
  - *M. abscessus, M. chelonae, M. fortuitum*
- 100+ species and growing
  - 16s rDNA gene sequencing
  - Too many PhD candidates

126

NTM Disease Manifestations

Table 2. Nontuberculous mycobacterium (NTM) cases by species and disease site, Oregon 2007-2012

Mycobacterium species	Pulmonary	Skin/ soft tissue	Disseminated	Lymph	Other	Total
	N (%)	N (%)	N (%)	N (%)	N (%)	N (%)
M. avium/intracellulare complex	**1005 (92.8%)**	**68 (37.8%)**	**35 (79.5%)**	**21 (87.5%)**	**42 (60%)**	**1171 (83.6%)**
M. abscessus/chelonae complex	46 (4.2%)	**51 (28.3%)**	1 (2.3%)	1 (4.2%)	**9 (12.9%)**	**108 (7.7%)**
M. fortuitum/ mucogenicum	5 (0.5%)	**21 (11.7%)**	2 (4.5%)	1 (4.2%)	3 (4.3%)	32 (2.3%)
M. marinum	-	**17 (9.4%)**	-	-	2 (2.9%)	19 (1.4%)
M. lentiflavum	6 (0.6%)	1 (0.6%)	-	-	-	7 (0.5%)
M. kansasii	5 (0.5%)	-	-	-	1 (1.4%)	6 (0.4%)
M. bovis	-	1 (0.6%)	-	-	3 (4.3%)	4 (0.3%)
M. goodii	-	4 (2.2%)	-	-	-	4 (0.3%)
M. xenopi	2 (0.2%)	1 (0.6%)	-	-	1 (1.4%)	4 (0.3%)
M. aubagnense	-	1 (0.6%)	1 (2.3%)	-	1 (1.4%)	3 (0.2%)
M. alvei	-	2 (1.1%)	-	-	-	2 (0.1%)
M. immunogenum	1 (0.1%)	-	-	-	1 (1.4%)	2 (0.1%)
Other *(unspeciated and 13 species with a single case)*	13 (1.2%)	**12 (6.7%)**	**5 (11.4%)**	1 (4.2%)	**7 (10%)**	38 (2.7%)
TOTAL	1083	180	44	24	70	1401

77% of NTM disease is pulmonary

127

Pulmonary MAI and M. abscessus/chelonae Incidence 6.0 (Oregon, 2007-2012) 4.8 5.0 4.4 4.3 4.2 4.1 3.9 4.0 3.0 MAI M. abscessus 2.0 1.0 0.5 0.4 0.3 0.2 0.2 0.1 0.0 2007 2008 2009 2010 2011 2012 Year 128 Henkel E et al. Ann ATS In Press Incidence per 100,000 population

The Griffith Frustration Index (GFI) Frustration Index (GFI), • NTM respiratory pathogen 1 (no problem)-10 (big problem) • • • • • • • M. M. M. kansasii szulgai xenopi • • • • • • • 1 3 5-6 5-6 5-6 8-9 10+ (MAC) M. malmoense (M. abscessus) M. simiae 129

MAC Therapeutic Options • Diagnosis  decision to treat -Observation vs. suppression vs. cure Treatment best defined for MAC • - - - - - Macrolide, rifampin, ethambutol Amikacin (parenteral or inhaled PRN) 18-24 months (12 month culture negative) No macrolide monotherapy TIW okay if non-cavitary or not re-infection 130

Treatment Episodes with Initial* Intermittent or Macrolide/Azalide-Based Therapy for Nodular-Daily Bronchiectatic (NB) MAC Lung Disease 131

Microbiologic Results for All Patients with Clarithromycin and Azithromycin-Containing Regimens*

	Clarithromycin	Azithromycin	Total	P value
No. Patients	91	89	180	
Sputum Conversion- no. (%)	78/91 (86%)	76/89 (85%)	154/180 (86%)	0.4**
Days to Convert	130.6 ± 149.7	123.2±109.8		0.7**
Months Negative Cultures On Therapy	12.1 ± 2.5	12.6 ± 3.5		0.3**
Treatment Duration (months)	18.6 ± 8.8	18.8 ± 6.3		0.9**
Microbiologic Recurrence On Therapy ‡- no. (%)§	14/91 (15%)	11/89 (12%)	25/180 (14%)	0.4**
Microbiologic Recurrence Off Therapy ‡- no. (%)‡	41/77 (53%)	33/78 (42%)	74/180 (48%)	0.6**
Months Microbiologic Follow-up Off Therapy	44.1 ± 31.4	40 ± 25.5		0.1
Months Clinical Follow-up Off Therapy	44.4 ± 31.3	40.7 ± 27.1		0.2

Plus-minus values are mean ± SD.

* Macrolide/azalide given at the completion of treatment.

** Clarithromycin-containing regimen vs azithromycin-containing regimen

§ Microbiologic Recurrence: ≥2 positive sputum AFB cultures for MAC after sputum conversion on therapy.

‡ Microbiologic Recurrence: ≥2 positive sputum AFB cultures for MAC after successful completion of therapy.

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Drug-Drug Interactions

- Rifampin
  - Beta-blockers, Levothyroxine, CA2+ blockers, warfarin
  - Tacrolimus, steroids, cyclosporin
  - Azoles, Protease inhibitors, FQs
- Azithromycin
  - Digoxin, warfarin
- Clarithromycin has many of the above
- QT issue
  - Clari/azi, FQs, Bedaquiline, Clofaz, others

133

M. abscessus Therapy • • • “Cure” = rare (often treat off and on forever) More rapidly progressive or relentless 3-4 drugs for 18-24 months -4-6 months “induction” phase -“suppressive strategy” thereafter than MAC • Rotational parenteral based regimen 134

Parenteral Drugs • • Limited antibiotic options based upon susceptibility testing Parenteral agents - - - - Tigecycline 50mg daily Cefoxitin 2gm TID, Imipenam 500-1000mg BID Amikacin 10mg/kg TIW 135

Other Adverse Events • Ethambutol – Optic neuritis, hair loss Rifampin – Hepatotoxicity, red urine/tears, thrombocytopenia, drug nephritis, cytopenias Rifabutin – Uveitis, flu-like syndrome, arthralgia, cytopenias Macrolides • interactions, interstitial • • – Foul taste, tinnitus, hearing decline, sudden cardiac Cefoxitin – Neutropenia, renal failure, rash Quinolones death • • – QT prolongation, tendinopathy, CNS (insomnia, delerium) 136

Inhaled Liposomal Amikacin

Proportion of Subjects with NTM Culture Conversion to Negative (mITT Population)


Double-blind Phase – Daily Treatment
Proportion of Subjects
30%
25%
20%
15%
10%
5%
0%
LAI + SOC
Placebo + SOC
Baseline
LAI (3/44); PBO (3/45)
Day 28
LAI (10/42); PBO (4/45)
P=0.05
Day 56
LAI (10/42); PBO (3/45)
P=0.03
Day 84
LAI (11/41); PBO (3/45)
P=0.01
Study Day

NOTE: Missing Values Excluded
P-value for stratified Cochran-Mantel-Haenszel test of treatment arm adjusting for the randomization strata

Kaplan-Meier Plot of Time from Study Baseline to NTM Culture Negative* (mITT Population)


p=0.0224
LAI
Censored - LAI
Placebo
Censored - Placebo

* Censoring at Date of Last Contact or At Initiation of Open-Label LAI

Note: Subjects without event or censoring criteria are censored at study day 91.
Number at risk is the subjects remaining at risk after the corresponding interval day.

Olivier K et al. ATS 2014

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CULTURE CONVERSION

Data for Subjects with at least 1 Negative Culture Completing the Open Label Phase

Double Blind (LAI/Placebo) ← → | Open Label (590 mg LAI) ← →

Treatment Arm	CF Patient	NTM Oragnism	Length of NTM Prior to Baseline (Months)	Prior Amikacin Use	SQS* at Screening	Baseline	Day 28	Day 56	Day 84	Day 112	Day 140	Day 168	28 Day Follow-Up
LAI	Non-CF	MAC	>24		2				Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (Off Treatment)
			>24		5					Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (Off Treatment)
			>24		5		Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (Off Treatment)
			>24		6			Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (LAI)		Culture Negative (LAI)	
			>24		2		Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (Off Treatment)
			>12 - 24		2		Culture Negative (LAI)		Culture Negative (LAI)	Culture Negative (LAI)			Early Term
			>12 - 24		2	Culture Negative (Off Treatment)		Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (Off Treatment)
			>12 - 24		2		Culture Negative (LAI)		Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (Off Treatment)
			>12 - 24	INH	3		Culture Negative (LAI)			Culture Negative (LAI)		Culture Negative (LAI)	
			>12 - 24		3		Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (LAI)	Pending
			>12 - 24		3		Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (LAI)			Culture Negative (LAI)	Pending
			6 - 12		3		Culture Negative (LAI)	Culture Negative (LAI)		Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (LAI)	
			6 - 12		3	Culture Negative (Off Treatment)	Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (LAI)		Culture Negative (Off Treatment)
			6 - 12		4						Culture Negative (LAI)		
			6 - 12		3	Culture Negative (Off Treatment)		Culture Negative (LAI)		Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (LAI)	Pending
		M. abscessus	>12 - 24	IV	5				Culture Negative (LAI)	Pending	Pending	Pending	Pending
	CF	MAC	>12 - 24	INH	3			Culture Negative (LAI)					Early Term
		M. abscessus	>24	INH	3							Culture Negative (LAI)	
			6 - 12	INH	6		Culture Negative (LAI)			Culture Negative (LAI)			Culture Negative (Off Treatment)
PBO	Non-CF Patient	MAC	>24		4				Culture Negative (Placebo)	Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (Off Treatment)
			>24	INH	3						Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (Off Treatment)
			>24		3		Culture Negative (Placebo)		Culture Negative (Placebo)		Culture Negative (LAI)	Culture Negative (LAI)	
			>12 - 24		4					Culture Negative (LAI)		Culture Negative (LAI)	
			>12 - 24		2	Culture Negative (Off Treatment)							Pending
			>12 - 24		3	Culture Negative (Off Treatment)					Culture Negative (LAI)		Pending
			>12 - 24		3		Culture Negative (Placebo)	Culture Negative (Placebo)	Culture Negative (Placebo)	Culture Negative (LAI)	Culture Negative (LAI)		Culture Negative (Off Treatment)
			6 - 12		2							Culture Negative (LAI)	Early Term
			6 - 12	INH	2	Culture Negative (Off Treatment)	Culture Negative (Placebo)	Culture Negative (Placebo)		Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (Off Treatment)
		M. abscessus	>24	INH	2						Culture Negative (LAI)	Culture Negative (LAI)	
			>24		3		Culture Negative (Placebo)	Culture Negative (Placebo)		Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (LAI)	Culture Negative (Off Treatment)
Number of patients with negative culture while being treated with LAI + SOC							10	10	11	19	19	21	
Number of patients with negative culture while being treated with Placebo + SOC							4	3	3	NA	NA	NA	

- Culture Negative (LAI)
- Culture Negative (Placebo)
- Culture Negative (Off Treatment)

Note: All negative cultures confirmed with no growth in liquid medium

*SQS [See above figure, *Baseline Mycobacterial Load by Number of Subjects (mITT Population)*, for steps]

Olivier K et al. ATS 2014

138

Acknowledgements • Close colleagues and friends at variety of institutions including: - - NJMC, Mayo,UT Tyler, NIH, Univ. Ontario, U Florida, CDC, ATS/IDSA, OHSU, OHA Oregon Clinic, Adventist Oregon Pulmonary Associates, Vancouver Clinic, Legacy, Providence, 139

Non-CF Bronchiectasis • Etiology – – – – – – – – – frequently idiopathic chronic lung disease (COPD, other) prior pneumonia (e.g. tuberculosis, nontuberculous alpha-1-antitrypsin deficiency primary ciliary dyskinesia (PCD) common variable immunodeficiency (CVID) autoimmune disease (rheumatoid arthritis (RA)) allergic bronchopulmonary aspergillosis (ABPA) tumor/ obstruction mycobacteria (NTM) ) 140

Frequency of Colonization

Table 1
Bacteriology of bronchiectasis

	Study/Year (n)			
Organisms	Nicotra et al,[5] 1995 (n = 123)	Pasteur et al,[6] 2000 (n = 150)	King et al,[4] 2007 (n = 89)	Li et al,[7] 2005 (n = 136)
H influenza	30	35	47	39
P aeruginosa	31	31	12	11
M catarrhalis	2	20	8	2
S pneumoniae	11	13	7	22
S aureus	7	14	4	4
No organism	Not specified	23	21	Not specified
Mycobacterium	17	0	2	Not specified

141

NTM and *P. aeruginosa* Co-infection is Observed Frequently in NCFB

- In observational and retrospective studies, 23% to 52% of NCFB patients with NTM are co-infected with *P. aeruginosa*[1-4]
- In the BRR, patients with NTM at baseline were significantly less likely to be colonized with *P. aeruginosa* than patients without NTM ($P<0.0001$)[4]
  - Co-infection rates were high in both the NTM (23%) and no NTM (41%) groups
  - Co-infection rates for other pathogens were similar in the NTM and no NTM groups

1. Maiz L, et al. BMC Infect Dis 2016;16:437.
2. Zoumat Z, Boutou AK, Gill SS. Respirology 2014;19:714-22.
3. Bonaiti G, et al. Int J Mycobacteriol 2015;4:68-9.
4. Winthrop KL, et al for the Bronchiectasis Research Registry. Respiratory microbiology of patients with nontuberculous mycobacteria from the United States Bronchiectasis Research Registry. Poster presented at ATS 2013.

142

I Colonization and Subsequent Exacerbation bl . • u l lll P value Jrea men vs non bioi B .l(1 .7 3. ) i D 143

Chronic Colonization and Decreased QOL UK prospective single-center cohort Colonization prevalence • • H. influenzae (29% ), P. aeruginosa (12%), M. catarrhalis (10%), S. aureus (8.4%) • Chalmers JD et al. AJRCCM 2014. 144 Colonized (n=440) Not colonized (n=168) P value 4-year mortality 11.8% 6.0% 0.03 Exacerbations (mean) 2.04 1.29 <0.0001 Hospitalizations 38.4% 12.0% <0.0001 QOL (SGRQ mean) 45.6 37.8 <0.0001

Clinical Objectives of Antibiotic Therapy • Make patient feel better (quality of life) -Decrease inflammation and sputum -Eradicate Vs. control of pathogen Mitigate progression of lung damage -Improves live quality and quantity Lower cost and potential adverse events • • of care - Exacerbations, hospitalization, need for ABX 145

Time to Need for Additional Inhaled or IV Antipseudomonal Therapy



AZLI–pooled
Censored data
Placebo
Censored data
Proportion of patients without antibiotic need
1.00
0.75
0.50
0.25
0.00
0
20
40
60
80
100
Time, days
Day 84, study end
AZLI/Placebo Treatment Period
Followup Period
Median =92 days
Median =71 days

Figure 2. Time to need for additional inhaled or intravenous antipseudomonal antibiotics to treat symptoms indicative of pulmonary exacerbation. The median time to antibiotic need is shown for both treatment groups (aztreonam lysine for inhalation [AZLI] vs. placebo, $P = 0.007$).

146

A Randomized Controlled Trial of Nebulized in Non–Cystic Fibrosis Bronchiectasis Gentamicin Less sputum purulence (8.7% vs. 38.5%; P , 0.0001); greater exercise capacity (510 [350–690]mvs. [267.5–530]m; P50.03) 415 fewer exacerbations (0 [0–1] vs. 1.5 [1–2]; P , 0.0001) increased time to first exacerbation (120 [87– 161.5] d vs. 61.5 [20.7–122.7] d; P 5 0.02). Greater improvements in Leicester Cough Questionnaire (81.4% vs. 20%; P , 0.01) and St. George’s RespiratoryQuestionnaire (87.5%vs. 19.2%; P,0.004) score.N 147

Daily Gent Decreased Inflammation

TABLE 4. SPUTUM INFLAMMATORY INDICES, VOLUME, AND PURULENCE BETWEEN THE GROUPS THROUGHOUT THE STUDY

Sputum Characteristic	Month 0	Month 3	Month 6	Month 9	Month 12	Month 15
Sputum myeloperoxidase, units/ml						
Gentamicin group	51.6 (29.8–132.6)	21 (3.4–50.3)	18.2 (7.7–41.2)*	29.7 (9.9–41.1)	13.8 (3–34.4)*	47.7 (9.2–254.7)
Saline group	40.5 (17.1–104.4)	44.6 (13.6–114.5)	52.1 (22.1–110.8)	49.8 (22.6–94.2)	58.2 (27–101.8)	67.5 (24.1–94.9)
Sputum free elastase activity, units/mg						
Gentamicin group	3.6 (0–17.6)	0 (0–0)†	0 (0–2.9)	0 (0–7.6)	0 (0–1.8)*	7.1 (0–56)
Saline group	4.1 (0–19)	0 (0–20.4)	0 (0–29.1)	0.9 (0–19.4)	1.8 (0.17–16)	2.8 (0.9–18.2)
% purulent sputum						
Gentamicin group	66.7	42.8	8.7*	9.1*	8.7*	65.2
Saline group	40.7	40	50	40	38.5	44
24-h sputum volume, ml						
Gentamicin group	13.5 (10–24.5)	15 (9–17.5)	10 (2.5–15)	10 (2.5–15)	6 (1.2–13.7)	15 (8–15)
Saline group	8 (4.5–20)	4.5 (2.8–16.2)	3 (3–10)	4.5 (0.5–10)	6.5 (1–15)	5 (1.6–14)

* $P \leq 0.02$
† $P < 0.05$.

148

Inhaled Colistin in Patients with Bronchiectasis and Chronic Pseudomonas aeruginosa Infection 149

Aztreonam for inhalation solution in patients with non-cystic fibrosis bronchiectasis (AIR-BX1 and AIR-BX2): two randomised double-blind, placebo-controlled phase 3 trials 150

The Use of Aerosol Penicillin and Streptomycin in Bronchopulmonary Infections

JASON E. FARBER, M.D., and JOSEPH ROSS, M.D., *Oakland*

TABLE 2.—*Results with Combined Antibiotic Aerosol Therapy*

Diagnosis	Number of Cases	Reduction in Cough and Sputum: More than 75%	50%	Less than 25%
Subacute or protracted tracheobronchitis	12	12	....	....
Chronic bronchiectasis	13	11	1	1
Pulmonary emphysema with respiratory infection	5	5	....	....
Bronchial asthma with respiratory infection	11	10	1	....
Bronchopneumonia	2	2	....	....
Totals	43	40	2	1

151